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                                                                    EXHIBIT 99.5

                    CONSENT OF CITIGROUP GLOBAL MARKETS INC.


We hereby consent to the use of our name and to the inclusion of our opinion letter, dated June 15, 2003, as Appendix C to, and the reference thereto under the caption "Reasons for the Offer and the Merger," in the Prospectus of PeopleSoft, Inc., which Prospectus is part of the Registration Statement on Form S-4 of PeopleSoft, Inc. filed with the United States Securities and Exchange Commission on June 19, 2003. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        CITIGROUP GLOBAL MARKETS INC.




Palo Alto, California
June 19, 2003